EXHIBIT 99.1

Vical Reports Second Quarter 2012 Financial Results and Progress in Key Development Programs

SAN DIEGO, Aug. 1, 2012 (GLOBE NEWSWIRE) -- Vical Incorporated (Nasdaq:VICL) today reported financial results for the three months and six months ended June 30, 2012. Revenues were $1.6 million for the second quarter of 2012 compared with $0.8 million for the second quarter of 2011, reflecting ongoing reimbursements from Astellas Pharma Inc. for costs and expenses related to the development of TransVax™, Vical's therapeutic vaccine designed to control cytomegalovirus (CMV) reactivation in transplant recipients. The net loss was $7.9 million, or $0.09 per share, for the second quarter of 2012, compared with $8.4 million, or $0.12 per share, for the second quarter of 2011.

Revenues were $13.0 million for the first half of 2012 compared with $1.5 million for the first half of 2011. The 2012 revenue includes the recognition of a $10 million milestone payment from Astellas for progress with TransVax™ which occurred in the first quarter of 2012. The net loss was $7.6 million, or $0.09 per share, for the first half of 2012, compared with $17.1 million, or $0.24 per share, for the first half of 2011.

Vical had cash and investments of approximately $97 million at June 30, 2012. The company's net cash uses in the first half of 2012 were consistent with the company's prior guidance for the full year.

Program highlights include:

Allovectin®

  In the company's Phase 3 registration trial of Allovectin® in patients with metastatic melanoma, data collection for the primary endpoint (response rate at 24 weeks or more after randomization) is completed and independent adjudication is ongoing. The company expects to reach the target number of death events for the secondary endpoint (overall survival) in late 2012, and to release top-line data for both endpoints as soon as practical after that.

TransVax™ CMV Vaccine

  Astellas is planning to initiate a pivotal, multinational Phase 3 trial of TransVax™ in hematopoietic stem cell transplant (HSCT) recipients in the second half of 2012 and to initiate a Phase 2 trial of TransVax™ for solid organ transplant (SOT) recipients shortly thereafter.

HSV-2 Vaccine Program

  At the 15th Annual Meeting of the American Society of Gene & Cell Therapy (Philadelphia – May 16-19), Vical presented results from multiple animal studies with the company's Vaxfectin®-formulated plasmid DNA (pDNA) vaccines against herpes simplex virus type 2 (HSV-2) demonstrating proof of concept. Results from the company's completed mouse studies with the HSV-2 vaccines were recently published online in The Journal of General Virology. The company is completing preclinical requirements and expects to initiate a Phase 1/2 clinical trial in 2013.

Conference Call

Vical will conduct a conference call and webcast today, August 1, at noon Eastern Time, to discuss with invited analysts and institutional investors the company's financial results and program updates. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (719) 325-2356 (preferred), or (888) 318-7469 (toll-free), and reference confirmation code 3419348. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (719) 457-0820 (preferred) or (888) 203-1112 (toll-free) and enter replay passcode 3419348. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical's Investor Relations department by phone at (858) 646-1127 or by e-mail at ir@vical.com.

About Vical

Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company's DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

The Vical Incorporated logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5768

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include net cash use guidance, as well as anticipated developments in independent and collaborative programs, including the initiation and completion of clinical trials. Risks and uncertainties include whether Vical or others will continue development of Allovectin®, TransVax™, the HSV-2 vaccine, or any other independent or collaborative programs; whether Vical will reach the target number of death events for the secondary endpoint (overall survival) and release top-line data from the company's Phase 3 registration trial of Allovectin® in patients with metastatic melanoma on the projected timetable, if at all; whether Astellas will initiate the planned HSCT trial of TransVax™ in the second half of 2012, if at all, and the planned SOT trial of TransVax™ shortly thereafter, if at all; whether Vical or others will initiate a Phase 1/2 clinical trial of the HSV-2 vaccine in 2013, if at all; whether preclinical results will be predictive of results in human clinical testing; whether Vical will achieve levels of revenues and control expenses to meet its financial projections; whether any product candidates will be shown to be safe and efficacious in clinical trials; the timing of clinical trials; whether Vical or its collaborative partners will seek or gain approval to market any product candidates; and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenues:
Contract and grant revenue	$1,364	$717	$2,585	$1,247
License and royalty revenue	201	101	10,440	220
Total revenues	1,565	818	13,025	1,467
Operating expenses:
Research and development	3,791	4,209	10,219	8,499
Manufacturing and production	2,933	2,606	5,405	5,354
General and administrative	2,778	2,454	5,478	4,782
Total operating expenses	9,502	9,269	21,102	18,635
Loss from operations	(7,937)	(8,451)	(8,077)	(17,168)
Net investment and other income (expense)	69	45	453	68
Net loss	$(7,868)	$(8,406)	$(7,624)	$(17,100)
Basic and diluted net loss per share	$(0.09)	$(0.12)	$(0.09)	$(0.24)
Weighted average shares used in computing basic and diluted net loss per share	86,282	71,961	85,412	71,930

Balance Sheets			June 30,	December 31,
(in thousands)			2012	2011
Assets:
Cash, cash equivalents, and marketable securities, including restricted			$94,814	$50,427
Other current assets			3,777	3,130
Total current assets			98,591	53,557
Long-term investments			2,198	5,928
Property and equipment, net			5,873	6,226
Other assets			3,054	3,062
Total assets			$109,716	$68,773

Liabilities and stockholders' equity:
Current liabilities			$5,064	$6,461
Long-term liabilities			1,820	1,964
Stockholders' equity			102,832	60,348
Total liabilities and stockholders' equity			$109,716	$68,773

CONTACT: Alan R. Engbring
         Executive Director, Investor Relations

         Jill M. Broadfoot
         Senior Vice President and Chief Financial Officer

         (858) 646-1127
         Website:  www.vical.com